Exhibit 99.1

Cross Country Healthcare To Acquire Assets of Advantage RN

BOCA RATON, Fla. — (BUSINESS WIRE)—June 13, 2017 -- Cross Country Healthcare, Inc. (NASDAQ:CCRN), a leading provider of healthcare staffing and workforce solutions, announced today that it has signed a definitive agreement to acquire substantially all of the assets and business of Advantage RN and its affiliates (collectively, “Advantage”) for an aggregate purchase price of $88 million, subject to a post-closing working capital adjustment.

Founded in 2003 and headquartered in West Chester, Ohio, Advantage is one of the largest independent travel nurse staffing companies in the United States. Advantage deploys many of its nurses through Managed Service Providers and Vendor Management Systems and maintains strong direct relationships with many hospitals. The founder and CEO of Advantage, Matt Price, will remain with the business after the transaction closes. For the year ended December 31, 2016 Advantage had revenue of approximately $100 million and a normalized EBITDA (refer to Non-GAAP financial measures below for definition) of approximately $10.0 million.

Cross Country Healthcare President and CEO William J. Grubbs said, “The acquisition of Advantage’s business represents a strategically compelling opportunity for Cross Country Healthcare to increase our supply of healthcare professionals, expand our capture rate at our Managed Service Providers accounts, and expand our Workforce Solutions business by offering our full suite of services to certain of Advantage’s clients. From a financial perspective, we expect this transaction to create significant value for our shareholders and meaningful earnings accretion in 2017 through increased scale and accelerated growth opportunities.”

The Company is financing the acquisition through a combination of cash-on-hand and borrowings under its senior credit facility. In connection with this transaction, the Company has also entered into a commitment to increase the borrowing capacity under its current credit facility by $40 million.

It is anticipated that the closing will occur during the third quarter of 2017, the consummation of which is subject to customary closing conditions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that will be filed as Exhibit 1.01 to our Form 8-K.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. With more than 9,500 active contracts, our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 74 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release references normalized EBITDA, a non-GAAP financial measure. Such non-GAAP financial measure is provided as additional information and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The Company defines normalized EBITDA as earnings before interest, income taxes, depreciation and amortization of the acquired company adjusted for items that have been identified in its due diligence process as items that are not expected to reoccur post acquisition. Management believes this non-GAAP measure is useful to investors as it is consistent with the measure it uses to evaluate its transactions. This non-GAAP financial measure may differ materially from the same non-GAAP financial measure used by other companies. The table that follows provides a reconciliation to the most directly comparable U.S. GAAP financial measure and includes a more detailed discussion of the financial measure:

Reconciliation of Normalized EBITDA

Advantage	Year Ended
December 31, 6201
(in thousands)

Net income	$8,535
Depreciation & Amortization	122
Interest expense	192
Legal fees (a)	462
Transaction related costs (b)	136
Restructuring costs	88
Other non-recurring adjustments ©	435
Normalized EBITDA	$9,970

(a)
Legal fees relate to a specific liability the Company is not assuming in accordance with the terms of the asset purchase agreement.

(b)
Transaction related costs are fees incurred by the Seller pertaining to the sale of business.

(c)
Other non-recurring adjustments are costs that are not anticipated to continue post acquisition such stock purchase distributions, board expenses, and certain other non-operating or immaterial prior period adjustments.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

Source: Cross Country Healthcare, Inc.